SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): 09/23/2008
Vermillion, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-31617

DE (State or other jurisdiction of incorporation)	33-059-5156 (IRS Employer Identification No.)
47350 Fremont Blvd., Fremont, CA 94538
(Address of principal executive offices, including zip code)
510.226.2800
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.
On September 25, 2008, Vermillion, Inc. (the “Company”) announced that the Company received a letter from The NASDAQ Stock Market LLC on September 23, 2008 advising the Company that the NASDAQ Listing Qualifications Panel has determined to delist the Company’s securities from The NASDAQ Capital Market, effective as of the open of business on Thursday, September 25, 2008. The delisting is the result of the Company’s noncompliance with the minimum stockholders’ equity requirement for continued listing on The NASDAQ Capital Market, as set forth in Marketplace Rule 4310(c)(3).
The Company has been advised that its securities are immediately eligible for quotation in the Pink Sheets, an electronic quotation service for securities traded over-the-counter, effective as of the open of business on Thursday, September 25, 2008. The Company’s shares will continue to trade under the symbol VRML. In addition, the Company has been advised that a Market Maker is filing the necessary application with the Financial Industry Regulatory Authority (“FINRA”) to quote the securities and as a result the Company anticipates in the near future that the Company will be quoted on the Over-the-Counter Bulletin Board (the “OTCBB”).
A copy of the Company’s press release dated September 25, 2008 is attached hereto as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description
99.1	Press Release dated September 25, 2008

Signature(s)
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.
Date: September 25, 2008	By:	/s/ Gail S. Page
Gail S. Page
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated September 25, 2008